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Exhibit 99.2

FINANCIAL STATEMENTS

Kinexus Corporation

Twelve Months Ended December 31, 2001
with Report of Independent Auditors

Kinexus Corporation

Financial Statements

For the Twelve Months Ended December 31, 2001

[Ernst & Young Letterhead]

Report of Independent Auditors

To the Shareholders of Kinexus Corporation:

        We have audited the accompanying statement of financial position of Kinexus Corporation (the "Company") as of December 31, 2001 and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinexus Corporation at December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

February 14, 2002 New York, New York 10019

Kinexus Corporation

Statement of Financial Condition

December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$31,312
Accounts receivable (less allowance for doubtful accounts of $217,658)	420,091
Accounts receivable from related parties	47,681
Prepaid expenses	267,638

Total current assets	766,722
Deposits	1,440,407
Property, equipment and software—cost	21,750,264
Less accumulated depreciation	(15,436,834)
Intangible assets, net	1,465,672

Total assets	$9,986,231

Liabilities and shareholders' deficit
Current liabilities:
Accounts payable	$5,300,323
Accrued interest	107,377
Accrued wages and benefits	2,643,872
Accrued other	7,842,447
Unearned revenue	5,088,557
Accrued professional fees	4,029,131
Note payable to related party	6,509,334
Capital lease obligations	6,676

Total current liabilities	31,527,717

Series A convertible redeemable preferred, par value $0.00001; 1,000,000,000 preferred shares authorized, 150,000,000 designated as Series A convertible redeemable preferred; 104,321,626 shares issued and outstanding, with a liquidation preference of $1.1138 per share plus dividends declared but unpaid	63,991,660
Series B convertible redeemable preferred, par value $0.00001; 1,000,000,000 preferred shares authorized, 67,741,473 designated as Series B convertible redeemable preferred; 67,741,473 shares issued and outstanding, with a liquidation preference of $0.718 per share plus dividends accrued but unpaid	53,400,686

Total redeemable preferred	117,392,346

Shareholders' deficit:
Common stock, par value $0.00001; 500,000,000 shares authorized; 44,140,869 shares issued and outstanding	441
Additional paid-in capital	15,133,911
Warrants	2,742,432
Accumulated deficit	(156,810,616)

Total shareholders' deficit	(138,933,832)

Total liabilities and shareholders' deficit	$9,986,231

See notes to financial statements.

Kinexus Corporation

Statement of Operations

For the Twelve Months Ended December 31, 2001

Revenues:
Fees for services	$8,864,894
Interest income	485,823

Total revenues	9,350,717
Expenses:
Compensation and benefits	17,671,986
Depreciation and amortization	12,213,223
Consulting fees	7,332,612
Restructuring charge	5,559,157
Professional fees	5,473,638
Occupancy	1,944,693
Communications	1,158,763
Travel and entertainment	1,069,890
Interest	309,468
Office and other	960,398

Total expenses	53,693,828

Net loss	(44,343,111)

Dividends on preferred shares	(4,039,376)

Income (loss) applicable to common shares	$(48,382,487)

Earnings (loss) per common share (basic and diluted):
Net loss	$(1.29)

Weighted average shares outstanding	37,495,487

See notes to financial statements.

Kinexus Corporation

Statement of Changes in Shareholders' (Deficit) Equity

For the Twelve Months Ended December 31, 2001

	Common Stock	Additional Paid-in Capital	Warrants	Accumulated Deficit	Total
Balance at January 1, 2001	$273	$13,619,661	$2,616,543	$(108,428,129)	$(92,191,652)
Warrants issued for services rendered	—	—	125,889	—	125,889
Deferred compensation	—	165,668	—	—	165,668
Options exercised	—	4,750	—	—	4,750
Accrue Preferred Dividend on Series B Preferred				(4,039,376)	(4,039,376)
Issuance of common shares for acquisition	168	1,343,832	—	—	1,344,000
Net Loss	—	—	—	(44,343,111)	(44,343,111)

Balance at December 31, 2001	$441	$15,133,911	$2,742,432	$(156,810,616)	$(138,933,832)

See notes to financial statements.

Kinexus Corporation

Statement of Cash Flows

For the Twelve Months Ended December 31, 2001

Cash flows from operating activities
Net loss	$(44,343,111)
Adjustments to reconcile net loss to net loss to net cash used in operating activities:
Depreciation and amortization	12,213,223
Restructuring charges	5,559,157
Loss on disposal or impairment of facilities and equipment	(57,026)
Equity instruments issued in connection with services rendered	125,889
Non-cash compensation expense arising from stock awards	165,668
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable from related party, net of allowance	8,437,500
Accounts receivable, net of allowance	804,792
Prepaid expenses	237,942
Deposits	213,988
Employee loan	(5,135)
Increase (decrease) in:
Accounts payable	(2,109,430)
Accounts payable/receivable to related parties	(238,149)
Accrued interest	76,284
Accrued wages & benefits	1,496,593
Accrued other	2,920,620
Unearned revenue	(4,504,172)
Accrued professional fees	1,271,465

Net cash used in operating activities	(17,733,902)

Cash flows from investing activities
Purchase of property, equipment and software	(9,364,908)
Acquisition, net of cash acquired	(493,587)

Net cash used in investing activities	(9,858,495)

Cash flows from financing activities
Payments on capital lease obligations	(1,416)
Payments on notes payable	(469,600)
Proceeds from issuance of notes payable	6,509,334
Proceeds from the exercise of stock options	4,750

Net cash used in financing activities:	6,043,068

Increase (decrease) in cash	(21,549,329)
Cash and cash equivalents—beginning of period	21,580,641

Cash and cash equivalents—end of period	$31,312

Supplemental cash flow disclosures
Interest paid	$44,114

See notes to financial statements.

Kinexus Corporation

Notes to Financial Statements

December 31, 2001

1.    Description of Business

        Kinexus Corporation ("Kinexus" or the "Company") markets a service to financial institutions that is used to aggregate financial data for affluent and high net worth customers and is sold on a subscription basis through private banks and boutique asset managers. The aggregated data is delivered over the Internet, on paper reports, or through direct electronic feeds to the financial institutions. Kinexus earns revenues based on the number of subscribers referred by each financial institution.

2.    Summary of Significant Accounting Policies

General

        As more fully described in Note 16, the Company signed a merger agreement with Advent Software, Inc. ("Advent") on December 31, 2001. The merger closed on February 14, 2002.

Use of Estimates

        Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from those estimates.

Revenue Recognition

        Fees for services are recognized at the time services are rendered.

        Revenues are currently generated from aggregation services, consulting services, and services provided to family office clients of the Company.

        A component of the fees generated is setup fees. These are recognized over the life of the customer relationship, which is currently estimated to be three years.

        Revenues from aggregation services are recognized ratably over the term of the related agreements. Revenues from services not yet rendered are deferred and reported as revenue when earned, and the deferred element is included in liabilities. The Company had deferred revenues of $5,088,557 as of December 31, 2001.

Allowance for Doubtful Accounts

        The Company maintains an allowance for doubtful accounts receivable based on the expected collectibility of all accounts receivables. The Company had an allowance for doubtful accounts receivable of $217,658 as of December 31, 2001.

Software Costs

        Kinexus accounts for the cost of software development in accordance with Statement of Position 98-1 ("SOP 98-l"), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." All development costs incurred prior to the application development stage for a software product are expensed as incurred. Development costs incurred during the application development stage through the date of general release of the software are capitalized and amortized over the estimated life of the software product. The estimated life of this software is nine months.

        The Company has incurred and expensed $2,551,551 of research and development costs for such software for the year ended December 31, 2001. The application development stage of version 1 of the Company's software product occurred in the fourth quarter of 1999. Version 2 of the product reached the application development stage during the first quarter of 2000. The software was placed in service November 1, 2000. Version 3 of the Company's software reached application development stage in February 2001. The software was placed in service during September 2001. The capitalized software cost will be amortized over nine months. $8,626,355 of software costs was capitalized under SOP 98-1 as of December 31, 2001 and accumulated amortization of $8,396,824 was booked as of December 31, 2001. The related amortization expense was $7,716,737 for the year ended December 31, 2001.

Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are provided on a straight-line basis over estimated useful lives of depreciable assets. No salvage values are assumed. Estimated useful lives for property and equipment are as follows:

Communications equipment	3-5 years
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	5 years
Purchased software	3 years
Internally developed software	9 months

        Improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Syndication Costs

        Syndication costs, including legal, travel and entertainment, consulting, and other related expenditures are offset against capital raised from existing shareholders or new shareholders. Similar costs related to active prospects are charged to Deferred Syndication Costs until such time as capital is contributed or the prospect is no longer active. All costs related to syndication for prospects that are no longer considered active are expensed as operating costs in the period that such determination is made.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and other investments that are readily convertible into cash and have original maturities of three months or less.

Earnings (Loss) Per Share

        Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities and is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of shares and equivalent shares outstanding during the period. All of Kinexus's common stock equivalents are excluded from diluted loss per share since their effect is antidilutive.

Stock-Based Compensation

        The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price of the stock option. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and non-employee board of director members and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions.

  Intangible Assets

        The excess of the cost over fair value of net assets of purchased businesses is recorded as intangible assets and is amortized on a straight-line basis over 24 months. The Company's intangible asset consists entirely of goodwill created upon its acquisition of GreenTrak, Inc. (see Note 13). The Company periodically reviews the carrying value of intangible assets to ensure they are appropriately valued. Intangible assets were $1,465,672 net, as of December 31, 2001. Accumulated amortization was $879,403 as of December 31, 2001. Kinexus will be implementing Statements of Financial Accounting Standards "Business Combinations" No. 142, "Goodwill and Other Intangible Assets" beginning January 1, 2002.

3.    Income Taxes

        Effective July 1, 2000, the Company was reorganized as a corporation. There is no provision for, or benefit from, income taxes during the period beginning January 1, 2001 and ending December 31, 2001 because the Company incurred losses for this period and all deferred tax assets arising on account of these losses have been fully offset with a valuation allowance.

        The difference between the effective tax rate and the U.S. Federal statutory rate of 35% is primarily attributable to the establishment of such valuation allowance against all deferred tax assets.

        The Company expects to generate a net operating loss for the period during which it was a corporation. Such net operating loss will expire in 2020.

4.    Property, Equipment and Software

        Property, equipment and software consist of:

Computer and communications equipment	$7,635,166
Furniture and fixtures	407,742
Leasehold improvements	1,331,686
Software	12,375,670

21,750,264
Less accumulated depreciation and amortization	(15,436,834)

Net property, equipment and software	$6,313,430

        Property and equipment depreciation expense was $2,523,756 for 2001. Software amortization expense was $8,810,064 for 2001. Goodwill amortization expense of $879,403 for 2001 is included in the Depreciation and amortization caption of the statement of operations (See notes 2 and 15).

5.    Notes Payable

        Notes payable of Kinexus consist of the following:

        From October through December 2001, Gryphon Financing, L.L.C., a related party by common ownership, provided funds in the form of interest bearing advances. The following notes were issued to evidence the indebtedness of Kinexus. These notes are due one year from issue date. The interest rate is 10%.

Date Issued	Principal
October 17, 2001	$2,050,000
October 23, 2001	2,060,000
November 8, 2001	500,000
November 15, 2001	404,688
November 16, 2001	500,000
November 23, 2001	200,000
November 29, 2001	150,000
December 11, 2001	250,000

$6,114,688

        Total interest accrued on these notes as of December 31, 2001 is $107,377.

        Total debt issue costs balance as of December 31, 2001 was $20,354. These costs are being amortized over the life of notes.

        On December 31, 2001 Advent Software, Inc. provided funds in the form of a non-interest bearing advance in the amount of $415,000. On February 14, 2002 Advent and Kinexus entered into a merger agreement (see Note 16).

6.    Commitments and Contingencies

Leases

        The Company leases certain office and storage space under non-cancelable lease agreements, which are reflected in the financial statements as capital and operating leases. The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year, together with the net present value of the net minimum lease payments under capital lease at December 31, 2001.

	Capital Lease	Operating Leases
Year ending December 31:
2002	$2,798	$1,549,947
2003	2,798	1,568,419
2004	2,332	1,575,885
2005	—	1,623,389
2006	—	1,576,449
Thereafter	—	5,694,134

Total lease payments	7,928	$13,589,223

Less amount representing interest	(1,252)

Present value of net lease payments, including current portion of $2,099	$6,676

        Total rent expense for operating leases was $1,838,735 for the year ended December 31, 2001.

        The Company has made deposits for office space it leases under non-cancelable lease agreements, with utilities and for equipment it leases under capital and operating leases. Listed below are the leased properties, vendors and deposit amounts.

Location/Vendor	Deposit
123 William Street, 24th & 25th, fl., N.Y., N.Y.	$793,254
18500 Edison Avenue, Chesterfield, Mo.	356,562
110 William Street, 21st N.Y., N.Y.	224,354
Other	66,237

Total	$1,440,407

Other Commitments

        The Company is required under the terms of certain agreements with two shareholders to repurchase the shareholders' interests. The commitments to repurchase units vary between agreements. The commitment of the Company under these agreements is to repurchase 942,679 shares for $928,600 and 194,773 shares for $500,000.

Legal Proceedings

        There are presently no material claims filed against the Company, nor are there any material unasserted claims that the Company is aware of.

7.    Related Party Transactions

        MIC Real Estate, L.L.C., which is related by common ownership, received a monthly license fee of $29,714 per month for real estate licensed by Kinexus. This arrangement began July 15, 2000. The license fee was reduced to $11,955 beginning October 1, 2001 and is scheduled to end on December 31, 2001. The Company expensed $303,290 in the year ended December 31, 2001.

        Kinexus contracted with LoBue Associates, Inc. ("LoBue") to provide development and other services to Kinexus. Kinexus and LoBue are related through common ownership. During 2001, Kinexus paid to LoBue $276,428 and had estimated outstanding obligations of $43,500 to LoBue at December 31, 2001.

        Kinexus obtained some of its air transportation through MIC Aircraft, L.L.C., a company affiliated through common ownership. Total expenses incurred under this arrangement amounted to $108,578 during the calendar year 2001. At December 31, 2001, Kinexus's total payable to MIC Aircraft had been settled. Effective at the close of the third round of financing, October 24, 2000 (See Note 10), MIC Aircraft, L.L.C. charged Kinexus the coach fare equivalent for each trip taken by a Kinexus employee.

        During 2001, Kinexus funded benefits and other expenses for certain Morriss Holdings L.L.C. ("Morriss Holdings") controlled entities, which reimburse Kinexus for these payments. Morriss Holdings provided the same service for Kinexus. Effective November 1, 2001, Kinexus stopped funding benefits on behalf of Morriss Holdings. Morriss Holdings is related to the Company by common ownership. At December 31, 2001, Kinexus's total receivable related to these items was $20,880. Kinexus has made advances to several officers of the Company for business travel and other expenses. At December 31, 2001, Kinexus's total receivable related to this item was $23,985.

        The CEO is indebted to the Company, including interest, for $463,753 as of December 31, 2001. Interest accrues at a rate of 5.5% per year. The loan matures on December 31, 2003, but may accelerate and become fully due upon the occurrence of certain events per the loan agreement. Total interest earned on this loan was $24,365 during 2001. This loan was fully reserved on December 31,

2001. The loan is non-recourse and secured by common stock. Under the terms of merger agreement with Advent the common stock will have zero value (see Note 16).

        As more fully described in Footnote 5, Gryphon Financing, LLC has provided funds to Kinexus in the form of interest bearing advances in the amount of $6,114,688.

8.    Segment Information

        The Company's chief operating decision-maker ("CODM") is considered to be the Company's CEO. The CODM evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements. Therefore, the Company operates in a single segment for purposes of disclosure under Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information".

9.    Recent Accounting Pronouncements

        Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which establishes the accounting and reporting standards for derivative instruments and hedging activities. This statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. The cumulative effect of adopting SFAS No. 133 to the Company's results was immaterial. As of December 31, 2001 the Company has no derivative instruments and has not engaged in hedging activities.

        In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the SFAS 142. Other intangible assets will continue to be amortized over their useful lives.

        The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter 2002. Application of the non-amortization provisions of the Statement is expected to result in an increase in net income of $1,172,538 per year. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002 and has not yet determined what the effect of these tests will be on earnings and financial position of the Company.

10.  Shareholders' Deficit

Series A Preferred Stock

        At December 31, 2001 the Company had 104,321,626 shares of Series A Preferred outstanding. All the holders of the Series A Preferred are entitled to receive dividends at the annual rate of 8% of the share price. Dividends are not cumulative and will not accrue unless declared by the Board of Directors of the Company. Dividends will be paid prior to and in preference to dividends on the common stock or any other preferred stock that is junior to the Series A Preferred.

        The Series A Preferred shares are convertible at the option of the holders into an equal number of shares of common stock ("Voluntary Conversion"). In addition, the Series A Preferred shall automatically convert into an equal number of shares of common stock upon an initial public offering ("Automatic Conversion"). The initial conversion ratio of 1:1 for both voluntary and automatic conversions is subject to upward adjustment on a weighted average basis if the Company subsequently issues additional common shares, convertible securities or options for consideration per share less than

$1.1138. Furthermore, the $1.1138 conversion price will be reduced proportionately whenever such an event results in an increase in the conversion ratio.

        The Series A Preferred shall be redeemable at the option of the holders in the event that on or before October 24, 2005 neither an Initial Public Offering ("IPO") nor a sale or merger of the Company to a third party has occurred. The Series A Preferred will be redeemed for cash at a price equal to fair market value as determined by an independent financial appraiser. The Company will have six months from the date the redemption right is exercised to complete the redemption.

        The holders of Series A Preferred vote together with the holders of common stock on an as-if-converted basis. The holders of Series A Preferred also have separate voting rights related to certain material corporate events.

        In the event of liquidation of the Company, holders of Series A Preferred not previously converted to common stock shall rank equal with the Series B Convertible Preferred Stock ("Series B Preferred) and shall be entitled to receive $1.1138 per share, subject to adjustment as described in the Series A Preferred Certificate of Designation, plus an amount equal to all declared but unpaid dividends, in preference to the holders of common stock. If, upon occurrence of such an event, the assets distributed among holders of Series A Preferred and Series B Preferred are insufficient to cover the combined liquidation preferences then the assets available for distribution will be distributed pro-rata between the Series A Preferred and Series B Preferred on an equal basis.

Series B Preferred Stock

        At December 31, 2001 the Company had 67,741,473 shares of Series B Preferred outstanding. Holders of the Series B Preferred are entitled to receive cumulative dividends in cash or in kind at the annual rate of 8% of the price per share, compounded on a semi-annual basis. Dividends will accrue regardless of whether declared and will be paid prior to and in preference to any dividend on any other class of stock of the Company, including the Series A Preferred.

        The Series B Preferred is initially convertible into common stock using a 1:1 conversion ratio. This conversion ratio is subject to upward adjustment if the Company does not complete an IPO as follows:

  1.
  If the Company does not complete an IPO by December 31, 2001 the conversion ratio increases to 1: 1.22463; and

  2.
  If the Company completes an IPO that is not a Qualified Public Offering by December 31, 2001, the conversion ratio increases to 1:1.10106. A Qualified Public Offering is an underwritten offering executed by a nationally recognized underwriter with gross proceeds to the Company of at least $40,000,000 and a price per share of at least $2.154.

        In addition, the conversion ratio is subject to upward adjustment on a full ratchet basis if the Company issues additional common shares, convertible securities or options for consideration less than $0.718 per share.

        The Series B Preferred shall automatically convert into common stock upon the written consent of holders of two-thirds of the outstanding shares of Series B Preferred or the consummation of a Qualified Public Offering.

        The Series B Preferred, plus any accrued but unpaid dividends, shall be redeemable at the option of the holders after October 24, 2005 or after the occurrence of an event of noncompliance by the Company, which is defined as the material breach of any representation or warrant, failure to comply with any covenant or agreement contained in the Third Round closing documents or the bankruptcy or insolvency of the Company. The Series B Preferred will be redeemed for cash at a price equal to the greater of (i) the fair value of such shares and (ii) the amount the holder would have received for such shares upon liquidation.

        The holders of Series B Preferred vote together with the holders of the Series A preferred and the holders of the common stock on an as-if-converted basis. The holders of Series B Preferred also have separate voting rights related to certain material corporate events.

        In the event of liquidation of the Company, holders of Series B Preferred not previously converted to common stock shall rank equal with Series A Preferred and shall be entitled to receive, in preference to the holders of common stock, the greater of (i) the purchase price per share plus any accrued dividends and (ii) the amounts such holder would have received if he converted such shares to common stock. If, upon occurrence of such an event, the assets distributed among holders of Series B Preferred and Series A Preferred are insufficient to cover the combined liquidation preferences, the assets of the Company available for distribution will be distributed pro-rata between the Series B Preferred and Series A Preferred on an equal basis.

        The merger agreement Kinexus signed with Advent (See note 16) will produce significantly different results from the above detailed information.

11.  Employee Compensation Plans

        The Company has adopted a variety of compensation plans for certain of its employees as well as for certain non-employee advisors. These plans are designed to facilitate a pay-for-performance policy, provide compensation commensurate with other leading technology companies and provide for internal ownership in order to align the interests of employees with long-term interests of the Company's shareholders. These plans are summarized below.

Stock Options

        The Company awarded 6,360,000 employee stock options on December 31, 2000, with an exercise price of $0.40. These options vest ratably after one, two, three and four years of continued employment, commencing with date of hire, and expire ten years from the date granted. The Company awarded 743,750 employee stock options during 2001, with an exercise price of $0.40 and an additional 4,564,750 employee stock options were awarded on April 16, 2001, with an exercise price of $0.75. These options vest ratably after one, two, three and four years of continued employment, commencing with date of hire, and expire ten years from the date granted. At December 31, 2001, there were 114,706 employee stock options available for future grants.

        The following summarizes stock options granted from December 31, 2000 through December 31, 2001:

	Shares	Exercise Price
Outstanding, December 31, 2000	6,360,000	$.40
Granted	743,750	$.40
Granted	4,564,750	$.75
Exercised	(11,875)	$.40
Canceled	(391,875)	$.40

Outstanding, December 31, 2001	11,264,750

        The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant for options granted in

2000 and 2001 and vesting during 2001, the pro forma amounts of the Company's net loss and net loss per share during 2001 would have been as follows:

Net loss applicable to common stock as reported	$(48,382,487)
Net loss applicable to common stock pro forma	(48,571,142)
Basic and diluted loss per share as reported	(1.29)
Basic and diluted loss per share pro forma	(1.30)

        The estimated fair value of the Company's options granted during 2000 and 2001 with a strike price of $0.40 was $0.066 on the date of grant using the Black-Scholes option pricing model and the assumptions referred below.

Expected stock price volatility	100%
Risk free interest rate	6.45%
Expected annual dividend per share	$0.00
Term	10 years
Value of common stock	$0.08

        The estimated fair value of the Company's options granted during 2001 with a strike price of $0.75 was $0.062 on the date of grant using the Black-Scholes option pricing model and the assumptions referred below.

Expected stock price volatility	100%
Risk free interest rate	6.45%
Expected annual dividend per share	$0.00
Term	10 years
Value of common stock	$0.08

Employee Awards

        The Company granted 8,801,121 shares of voting common stock to the CEO on December 29, 2000. These shares vest as follows: One-half on grant date, and the remainder over 17 months with accelerated vesting based on certain specified performance criteria. The fair value of these shares was estimated to be $0.08 per share. Compensation expense related to this award is recognized over the period that the award vests. The Company recognized expense related to this award of $165,668 during 2001. Pursuant to the merger agreement (see Note 16), the vesting of these shares will accelerate.

12.  Computation of Net Loss Per Share

        Basic and diluted net loss per share is computed using the weighted average number of shares actually outstanding during the period. There are potentially dilutive securities outstanding, as follows:

Warrants/Options Issued in Connection With	Number	Exercise Price	Equity Class	Expiration Date
Notes payable(A)	1,083,667	$0.595201	Series A	3/15/05
Notes payable(B)	1,231,502	$0.523751	Series A	3/15/05
Notes payable(C)	100,000	$0.01	Series B	9/7/05
Customer service agreements:
(D)	2,644,034	$0.523751	Series A	10/23/05
(E)	1,000,000	$0.718	Common
(F)	2,000,000	Delayed strike warrants	Common
Employee options	6,700,000	$0.40	Common	12/31/10
Employee options	4,564,750	$0.75	Common	4/16/11
Non-employee	1,375,000	$0.40	Common	12/31/10
Equity financing	2,250,000	$0.718	Series A	10/23/05
Vendor services	400,000	$0.718	Common	8/18/05
Preferred Stock
Series A	104,321,626
Series B(G)	74,374,213

(A)
Warrants issued in connection with notes payable to creditors with an exercise price of $645,000 expiring March 15, 2005. At December 31, 2001 this represents 1,083,667 warrants issued with an exercise price of $0.595201.

(B)
Warrants issued in connection with notes payable equal to .5% of current shares outstanding before effects of the conversion, to creditors with an exercise price of $645,000 expiring March 15, 2005. At December 31, 2001 the Company calculated that this would represent 1,231,502 warrants issued with an exercise price of $0.523751.

(C)
Warrants issued in connection with an interest free bridge loan from a related party. On September 12, 2000 the Company borrowed $3,000,000 under the terms of this bridge loan. This loan was repaid on October 25, 2000.

(D)
These warrants become exercisable when the customer delivers a certain quantity of subscribers. A total of 2,644,034 warrants will be issued upon the implementation of 32,500 subscribers over a two-year period beginning October 1, 2000. As of December 31, 2001 60 subscribers have been implemented under the terms of this agreement.

(E)
1,000,000 warrants will be issued upon the implementation of 50,000 subscribers. As of December 31, 2001 30,000 subscribers have been implemented under the terms of this agreement.

(F)
Two additional tranches of 1,000,000 warrants will be issued upon the implementation of 100,000 and 150,000 subscribers. The exercise price of these tranches will be the fair market value at the issue date.

(G)
Series B convertible preferred shares includes dividends as if converted into Series B. As of December 31, 2001 accrued dividends equal $4,762,307 and if converted would equal 6,632,740 Series B shares.

        The following table sets forth the computation of basic and diluted earnings (loss) from continuing operations per common share:

Numerator:
Net loss	$(44,343,111)
Preferred stock dividends	(4,039,376)

Net loss	$(48,382,487)

Denominator:
Weighted average common shares:
Basic and diluted	37,495,487
Earnings(loss) per common share:
(Basic and diluted)	$(1.29)

13.  Acquisitions

        On April 1, 2001, the Company acquired all of the outstanding common stock of GreenTrak, Inc. ("GreenTrak"). Under the terms of the agreement, each outstanding share of GreenTrak was exchanged for 1.1649166 Kinexus common stock. 16,800,000 shares of Kinexus stock were issued to the GreenTrak shareholders. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the acquired assets and assumed liabilities based on fair market value. An intangible asset has been recognized for the amount of the excess of the purchase price over the fair market value of the net assets acquired and is being amortized on a straight-line basis over 24 months. Total goodwill recognized from the acquisition of GreenTrak was $2,345,076. The entire excess of the purchase price over net assets is being assigned to goodwill. No other separately identifiable intangible assets exist. A summary of the assets acquired and liabilities assumed in the acquisition follows:

        Estimated fair values:

Assets acquired	$946,542
Liabilities assumed	(1,467,188)

Net assets acquired	(520,646)
Kinexus cash acquisition costs	480,430
Purchase price	1,344,000

Goodwill	$2,345,076

        The results of operations of GreenTrak have been included in the Company's financial statements from the date of acquisition. On a pro forma basis, if GreenTrak had been acquired at the beginning of 2001 revenue, net income and earnings per share would not differ materially from the amounts reported in the accompanying statement of operations for year ended December 31, 2001.

14.  Vulnerability Due to Revenue Concentration

        The Company executed a service level agreement with a major money center bank. This customer accounted for most of the revenue for the Company in 2001. This agreement terminated in the last quarter of 2001. The Company is in the process of negotiating a new agreement.

15.  Restructuring Charge

        In connection with several strategic restructuring initiatives in the fourth quarter of 2001, Kinexus incurred a charge of $5,559,157 for the disposition of premises and equipment ($4,684,737) and employee and shareholder loans ($874,420).

16.  Subsequent Events (Unaudited)

Merger

        Effective February 14, 2002 the sale of Kinexus to Advent closed. Total consideration is approximately $39.003 million in cash and $8.5 million in warrants on Advent common stock. The holders of Series A preferred shares will received $14.627 million, the holders of Series B preferred will receive $24,376 million plus $8.5 million in warrants on Advent common stock and the holders of common shares will receive no consideration at the time of sale. In addition to the initial purchase consideration, shareholders of Kinexus are eligible to receive potential additional earn-out consideration of up to $115 million in cash and stock under a formula based on the amount of revenue and expenses.

QuickLinks

  Exhibit 99.2
Contents
Report of Independent Auditors
Kinexus Corporation Statement of Financial Condition December 31, 2001
Kinexus Corporation Statement of Operations For the Twelve Months Ended December 31, 2001
Kinexus Corporation Statement of Changes in Shareholders' (Deficit) Equity For the Twelve Months Ended December 31, 2001
Kinexus Corporation Statement of Cash Flows For the Twelve Months Ended December 31, 2001
Kinexus Corporation Notes to Financial Statements December 31, 2001